Exhibit 10.10
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between ACI Worldwide, Inc. (formerly known as Transaction Systems Architects, Inc.), a Delaware corporation (the “Company”), and the person whose name appears on the signature page of this Agreement (“Indemnitee”). The Company and Indemnitee are referred to collectively in this Agreement as the “Parties.”
Preliminary Statements
A. The Company and Indemnitee recognize the significant increases in the cost of liability insurance for directors, officers, employees, agents and fiduciaries.
B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.
C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.
D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.
E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth in this Agreement.
Agreement
The Parties, intending to be legally bound, agree as follows:
1. Definitions and Construction of Certain Phrases.
1.1 Definitions.
“Agreement” has the meaning provided in the introductory paragraph to this Agreement.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended.

“Claim” has the meaning provided in Section 2.1.
“Company” has the meaning provided in the introductory paragraph to this Agreement.
“Disinterested Director” means a member of the Board of Directors of the Company who is not and was not a party to the particular Claim for which Indemnitee is seeking indemnification.
“Expense Advance” has the meaning provided in Section 2.2.
“Expenses” has the meaning provided in Section 2.1
“Indemnifiable Event” has the meaning provided in Section 2.1.
“Indemnitee” has the meaning provided in the introductory paragraph to this Agreement.
“Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 2.2 or Section 2.3, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
“Parties” has the meaning provided in the introductory paragraph to this Agreement.
“Voting Securities” means any securities of the Company that vote generally in the election of directors.
1.2 Construction of Certain Phrases. For the purposes of this Agreement, the following terms and phrases have the meaning and construction set forth as follows:
“Company”, as defined in Section 1.1, shall also include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

“Change in Control” shall be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
“DGCL” shall mean the General Corporation Law of the State of Delaware and any successor statute as amended from time to time.
“fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.
“other enterprises” shall include employee benefit plans.
“serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company or any subsidiary thereof or in any position which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.
2. Indemnification.
2.1 Indemnification; Expense Advancement
(a) The Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (“Proceeding”) that Indemnitee in good faith believes might lead to the institution of any such Proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (each, an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs (including costs of supercedes and other appeal bonds), expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Proceeding, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim (collectively, “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.
(b) In the event the Indemnifiable Event is a Proceeding by or in the right of the Company to procure a judgment in its favor, no indemnification for Expenses shall be made under this Section 2.1 in respect of any Claim as to which Indemnitee shall have been adjudged by a court in a final determination from which there is no appeal to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
2.2 Change in Control. The Company agrees that if there is a Change in Control of the Company then, with respect to all matters thereafter arising concerning Indemnitee’s entitlement to indemnifications or the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel shall be selected by Indemnitee and shall make such determination by written opinion to the Company and Indemnitee. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
2.3 Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding, or in the defense of any Claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.
3. Advancement of Expenses; Indemnification Procedures, Prescriptions and Remedies.
3.1 Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by or in the right of the Company or otherwise, in advance of any determination with respect to entitlement to indemnification hereunder within 5 business days after receipt by the Company of a written request from Indemnitee requesting such payment or payments from time to time, whether before or after final disposition of such Proceeding. Such request shall reasonably evidence the Expenses so incurred. Indemnitee hereby undertakes and agrees that he will reimburse and repay the Company for any Expenses so advanced if, and to the extent that, it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal) that Indemnitee is not entitled to be indemnified by the Company against such Expenses. Advances shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

3.2 Notice. Indemnitee shall[, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made in writing against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement.
3.3 Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Company shall then promptly advise the members of the Board in writing that Indemnitee has requested indemnification. Upon the Company’s receipt of such request, a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification, shall forthwith be made in accordance with Section 145(d) of the DGCL.
3.4 Presumptions; Burden of Proof. The termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, the failure of persons empowered or selected to make a determination hereunder to have made a determination as to whether Indemnitee has met the standard of conduct set forth in subsections (a) or (b) of Section 145 of the DGCL or an actual determination by such persons that Indemnitee has not met such standard of conduct, prior to the commencement of legal Proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall not be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met such standard of conduct. Indemnitee shall be presumed to be entitled to indemnification and Expense advancement under this Agreement and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled by clear and convincing evidence.
3.5 Failure to Make Timely Determination. If the person or persons empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of Indemnitee’s request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitee’s request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; provided further, that the 60-day limitation set forth in this Section shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Company of Indemnitee’s request for indemnification Indemnitee and the Company have agreed, and the Board has resolved, to submit such determination to the stockholders of the Company for their consideration at a meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat.

3.6 Adverse Determination; Failure to Pay. If (a) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (b) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of his entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.
3.7 Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding commenced thereafter shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination.
3.8 Company Bound by Determination Favorable to Indemnitee. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be irrevocably bound by such determination in any judicial proceeding commenced thereafter and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with Indemnitee’s request for indemnification or (b) a prohibition of such indemnification under applicable law.
3.9 Company Bound by the Agreement. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
3.10 Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3.2, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, Proceeding, inquiry or investigation in accordance with the terms of such policies.

3.11 Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. Thereafter the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (a) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee expense and (b) if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any Claim, against Indemnitee without the consent of the Indemnitee, provided the Company then agrees that such Claim will be indemnified under this Agreement.
4. Additional Indemnification Rights; Nonexclusivity.
4.1 Scope. The Company hereby agrees to indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. For avoidance of doubt, the rights set forth in this Agreement shall be deemed to have vested as of the date on which Indemnitee first became a director or officer of the Company. Accordingly, in the event of any change in any applicable statute or other law governing the Company (a “Change in Law”), or any provision of the Certificate of Incorporation or Bylaws of the Company, which in any such instance narrows or otherwise adversely affects the right of a Delaware corporation or the Company to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change shall have no effect on this Agreement or the Parties’ relative rights and obligations hereunder, except and only to the extent that a Change in Law by its terms is required to be applied retroactively to agreements such as this Agreement.
4.2 Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, resolution of the Board, any vote of stockholders or disinterested directors, the DGCL or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.
5. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
7. Mutual Acknowledgement. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
8. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.
9. Exceptions. Any other provision in this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
9.1 Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee except (a) claims brought by way of defense, including without limitation, by way of counterclaim, crossclaim, impleader, or third party claim, (b) with respect to actions or Proceedings brought to establish or enforce a right to indemnification or advancement of Expenses under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or Bylaws now or hereafter in effect, (c) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (d) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;
9.2 Litigation Brought with Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction in a final determination from which there is no appeal determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

9.3 Claims Under Section 16(b). To indemnify Indemnitee for amounts paid to the Company as profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, Indemnitee shall be advanced Expenses in connection with any Proceeding involving such Claim (i) in which the Company reasonably determines that a violation of Section 16(b) did not occur, or (ii) brought on behalf of the Company by a qualified shareholder if the Company declines to institute a Proceeding within 60 days after a demand therefor.
10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
11. Miscellaneous.
11.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
11.2 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall, as a condition to closing, require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company’s request.
11.3 Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be advanced such Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action in a final determination from which there is no appeal determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be advanced Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action in a final determination from which there is no appeal determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

11.4 Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the Company’s address shown on the signature page of this Agreement (attention: Secretary) or at such other address as such Party may designate by ten days’ advance written notice to the other Party.
11.5 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
11.6 Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
11.7 Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.
11.8 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
11.9 Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.10. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the Parties and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the Parties, except for related or applicable provisions that may be in the Certificate of Incorporation, Bylaws, or resolutions of the Board of Directors of the Company, which shall apply in full to the extent more favorable to Indemnitee than comparable terms and provisions contained herein.
11.11 No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or employed by the Company or any of its subsidiaries.
The Parties have executed and delivered this Agreement as of the  _____ day of _____, _____.

ACI WORLDWIDE, INC. (formerly known as
Transaction Systems Architects, Inc.)

By:

Name:
Title:
Address:	6060 Coventry Drive
Elkhorn, Nebraska 68022

AGREED TO AND ACCEPTED BY:

Signature:

Name:

Address:

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